UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2011

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On June 15, 2011, Inland Real Estate Corporation, a Maryland corporation (the “Company”), held its annual meeting of stockholders.  A total of 88,710,550 shares of the Company’s common stock was outstanding and entitled to vote and the number of shares present in person or by proxy was 78,823,790 representing approximately 88.85% of the outstanding stock entitled to vote at the meeting.

The stockholders elected the seven nominees named below to serve as directors until the next annual meeting of stockholders or as otherwise provided in the Company’s governing documents.  The votes cast with respect to each director were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Thomas P. D’Arcy	62,325,912	3,451,701	243,114	12,803,063
Daniel L. Goodwin	64,414,659	1,363,624	242,445	12,803,062
Joel G. Herter	62,155,136	3,608,655	256,936	12,803,063
Heidi N. Lawton	64,702,060	1,058,658	260,010	12,803,062
Thomas H. McAuley	62,259,218	3,499,000	262,509	12,803,063
Thomas R. McWilliams	64,765,981	1,006,037	248,710	12,803,063
Joel D. Simmons	58,149,479	7,588,071	283,177	12,803,063

The stockholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Stockholders cast 77,277,348 votes for ratifying the appointment and 1,255,439 votes against ratifying the appointment.   Stockholders abstained from casting 291,003 votes, and there were no broker non-votes, on the ratification of the appointment of KPMG LLP.

The stockholders also ratified a non-binding advisory resolution approving our executive compensation.  Stockholders cast 63,985,255 votes for and 1,586,821 against the resolution.  There were 448,648 abstentions and 12,803,066 Broker Non-Votes.

The results of the stockholders vote on the frequency of the advisory vote on executive compensation were as follows:  56,973,915 votes for one year, 740,538 votes for two years and 7,589,425 for three years.  There were 716,800 abstentions and 12,803,112 Broker Non-Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer
Date:	June 20, 2011